Exhibit 10.1

BUCYRUS INTERNATIONAL, INC.

2007 STOCK APPRECIATION RIGHTS AGREEMENT

                This 2007 STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”), made as of the Award Date set forth in the Notice of Award of 2007 Stock Appreciation Rights (the “Notice”), by and between Bucyrus International, Inc., a Delaware corporation (the “Company”), and the undersigned individual (“Grantee”), sets forth the terms and conditions of the Stock Appreciation Rights Award (the “Award”) described in the Notice. You must sign both the Agreement and the Notice in order for the Award to be effective. Please sign and date the Agreement and the Notice and return them promptly in the enclosed envelope.

                By accepting this Agreement and any Stock Appreciation Rights issued pursuant to this Award, you acknowledge that you have read and understand the terms of the Omnibus Incentive Plan 2007 (the “Plan”) and this Agreement, and that you accept this Agreement subject to all such terms and conditions.

                This Award gives you the right to the appreciation in the value of the underlying shares of the Class A common stock of the Company (“Company Stock”) from the Award Date to the date of exercise, with any gain at exercise settled in shares of Company Stock, subject to a service-based vesting requirement. The number of Stock Appreciation Rights awarded, the Term of the Award, the Grant Price of each right, and the vesting schedule are stipulated in the Notice.

Terms and Conditions

                1.            Terms and Provisions of Stock Appreciation Right Award. Pursuant to Section 6 of the Plan, as of the Award Date the Company has awarded to Grantee the Stock Appreciation Rights (“SARs”) specified in the Notice. Such Award is subject to the following terms and conditions.

                2.            Award of SARs. The SARs are subject to the following terms, conditions and forfeiture restrictions:

                (a)           Value. Each SAR entitles Grantee, subject to the terms and conditions of this Agreement, to receive shares of Company Stock having a Fair Market Value equal to the excess of the Fair Market Value of a share of Company Stock at the date of exercise over the Grant Price specified in the Notice (such amount at the time of exercise being referred to herein as the “SAR Value”). For purposes hereof, the date of exercise shall be the date the Company receives Grantee’s notice of exercise in accordance with Section 2(e).

                (b)           Vesting. The SARs will vest based upon continued employment of Grantee with the Company and/or its Affiliates until the date(s) provided in the vesting schedule set forth in the Notice. Upon Grantee’s termination of employment from the Company and its Affiliates, any unvested SARs shall be immediately forfeited, except as follows:

i. If Grantee’s termination of employment is due to Disability or death, then the SARs shall become vested in full as of the date of such termination.

ii. If Grantee’s termination of employment occurs more than one year after the Award Date due to Retirement (a “Qualifying Retirement”), then Grantee shall continue to vest in the SARs on the same basis as if he or she had remained an employee, including the right to fully vest in the SARs in the event of Disability or death. If, however, Grantee obtains other gainful employment (regardless of whether such employment is with a competitor of the Company) after his or her Qualifying Retirement, no additional vesting of the SARs shall occur after the date of such gainful employment. Grantee acknowledges and agrees that the restriction on vesting set forth in this paragraph does not constitute a limitation or restriction on Grantee’s right to obtain other employment but is only a restriction on his or her right to vest in the SARs.

                               Notwithstanding the foregoing, if Grantee’s employment is terminated by the Company or an Affiliate for Cause, Grantee shall immediately forfeit all SARs, including SARs that were vested as of the date of such termination. In addition, if the Administrator determines after the date of Grantee’s termination of employment that the Grantee could have been terminated for Cause had all pertinent facts been known to the Company or an Affiliate at such time, the Administrator may cancel all of Grantee’s SARs, including vested SARs, on the date of such determination and shall provide a notice to Grantee of such event. If Grantee provides a notice of exercise for a vested SAR when the issue of whether Grantee’s employment is being terminated (or could have been terminated) for Cause is under consideration, the Company may suspend such exercise until the determination is complete, and if it is determined that Grantee is (or could have been) terminated for Cause, then such notice of exercise shall be rescinded.

                (c)           Time of Exercise. Grantee may exercise the SARs, in full or in part, only to the extent vested until the earlier to occur of (i) the end of the Term as specified in the Notice, or (ii) three (3) months following the date upon which Grantee ceases to be an employee of the Company and/or any of its Affiliates. For purposes of clause (ii), if Grantee has a Qualifying Retirement, he or she shall be deemed to cease to be an employee on the date on which Grantee obtains other gainful employment as specified in Section 2(b)(ii).

                (d)           Procedure for Exercise. In order to exercise the SARs, Grantee shall deliver to the Company a completed notice of exercise on the form provided by the Company for this purpose.

                (e)           Payment of SAR Value. Within seven (7) business days following the Company’s receipt of the notice of exercise, the Company shall deliver to Grantee a number of shares of Company Stock having a Fair Market Value equal to the SAR Value. Only whole shares shall be delivered. Any fractional share of Company Stock that would have otherwise been delivered shall be paid in cash, based on the Fair Market Value of a share on the date of exercise.

                3.             Tax Consequences. Grantee understands that the award of SARs, the exercise of SARs, and the issuance of Company Stock, may have tax implications for Grantee. Grantee acknowledges that Grantee has been advised to consult a tax advisor and that he or she is not relying on the Company for any tax, financial or legal advice. It is specifically understood by the

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Grantee that no representations are made as to any particular tax treatment with respect to this Award.

                4.             Confidential Information; Noncompetition; Nonsolicitation.

                (a)           Grantee acknowledges that all product design information, manufacturing processes and methods, information regarding new product development, information regarding strategic or tactical planning, information regarding pending or planned competitive bids, and information regarding key employees, and other information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses that Grantee obtains during Grantee’s employment by the Company or any of its Affiliates and that is not public knowledge (other than as a result of the Grantee’s violations of this Section 4(a)) (“Confidential Information”) is highly sensitive and proprietary. Confidential Information shall not include trade secrets of the Company, and Grantee acknowledges that Grantee has an independent statutory obligation to protect the Company’s trade secrets which is in no way limited by this Agreement. Grantee shall not communicate, divulge, disseminate, or use any Confidential Information at any time during or at any time within one year after termination of Grantee’s employment with the Company or any of its Affiliates under any circumstances reasonably likely to result in use of such information to the Company’s competitive disadvantage in any country in the World, except with the prior written consent of the Company or as otherwise required by law or legal process. All computer software, telephone lists, customer lists, price lists, contract forms, catalogs, records, files and know-how acquired while an employee of the Company or any of its Affiliates are acknowledged to be the property of the Company and shall not be duplicated, removed from the Company’s or an Affiliate’s possession or premises or made use of other than in pursuit of the Company’s or an Affiliate’s business or as may otherwise be required by law or any legal process, and, upon termination of employment for any reason, Grantee shall deliver to the Company, without further demand, all such items and any copies thereof which are then in his or her possession or under his or her control.

                (b)           For a one year period beginning on Grantee’s termination of employment, Grantee will not, except upon prior written permission signed by an authorized officer of the Company, in any capacity in which Confidential Information or trade secrets of the Company would reasonably be expected to be useful, consult with or advise or, directly or indirectly, as owner, member, shareholder, partner, officer, contractor, agent, servant or employee, engage in business with any company in competition with the Company in the business of manufacturing, selling, servicing or repairing draglines, drills or shovels for the surface mining industry or parts for such equipment or the business of any affiliate of the Company (whether currently in existence or acquired by the Company after the date of this Agreement), or with any corporation or entity controlled by, controlling or under common control with any such company and that is conducting or planning to conduct any such business in any country in the World. Notwithstanding the foregoing, Grantee may make and retain investments in not more than three percent (3%) of the equity of any such company if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

                (c)           For a one year period beginning on Grantee’s termination of employment, Grantee will not, directly or indirectly, solicit for employment on behalf of any organization other than the Company or one of its Affiliates any person then employed by the Company or

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any of its Affiliates or who had been so-employed within the previous six months and whom Grantee supervised or learned Confidential Information about in the last year of Grantee’s employment with the Company or any of its Affiliates.

                (d)           In the event of a breach of Grantee’s covenants under this Section 4, the Administrator is hereby authorized in his or her sole discretion to declare a forfeiture of some or all of the SARs previously awarded to Grantee as of such breach and it is understood and agreed that the Company shall be entitled to injunctive relief as well as any other legal or equitable remedies. Grantee acknowledges and agrees that the covenants, obligations and agreements of the Grantee in this Section 4 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company or its Affiliates irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Company or any of its Affiliates shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Grantee from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies that the Company may have. The Company and Grantee hereby irrevocably submit to the exclusive jurisdiction of the courts of Wisconsin and the Federal courts of the United States of America, located in Milwaukee, Wisconsin, in respect of all disputes involving Confidential Information, trade secrets or the violation of the provisions of this Section 4.

                5.             Approvals. No shares of Company Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Company. The Company shall have the right to condition any issuance of shares to the Grantee on the Grantee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Company shall deem necessary or advisable as a result of any applicable law or regulation.

                6.             Restrictions on Transfer. The SARs awarded to Grantee under this Agreement may not be transferred or otherwise disposed of by Grantee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution. Any purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the SARs by any holder thereof in violation of the provisions of this Agreement shall be invalid. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

                7.             Change in Control. In the event of a Change in Control, if the Grantee is either an employee of the Company or any of its Affiliates, or is a deemed employee following a Qualifying Termination in accordance with Section 2(b)(ii), immediately prior to the Change in Control, all SARs that have not yet vested shall become immediately vested and all restrictions and forfeiture conditions applicable to the SARs shall immediately lapse.

                8.             Taxes. Grantee shall pay to the Company promptly upon request, and in any event at the time Grantee recognizes taxable income in respect of the exercise of an SAR, an

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amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the SARs. In the notice of exercise, Grantee shall elect the method of satisfying his or her withholding obligations pursuant to one or a combination of the following methods: (a) making a payment to the Company in cash or cash equivalents (including by electing to have the Company deduct the taxes from accumulated wages otherwise due to Grantee); or (b) authorizing the Company to withhold a portion of the shares of Company Stock to be issued hereunder having a Fair Market Value on the date of exercise equal to or less than the minimum amount required to be withheld. In the absence of an election, the Company shall withhold a portion of the shares of Company Stock to be issued hereunder having a Fair Market Value on the date of exercise equal to the minimum amount required to be withheld. Grantee understands that the amount withheld by the Company may not be sufficient to cover Grantee’s entire tax liability, and Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

                9.             Incorporation of Plan. This Agreement is made under the provisions of the Omnibus Incentive Plan 2007 (which is incorporated herein by reference) and shall be interpreted in a manner consistent with the Plan. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly. Any capitalized term not defined herein shall have the meaning set forth in the Plan.

                10.           Notices. Any notices required or permitted hereunder shall be addressed to Secretary of the Company, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, or to Grantee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

                11.           Binding Agreement; Successors. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and Grantee and Grantee’s personal representatives and beneficiaries.

                12.           Amendment. This Agreement may be amended or modified by the Company at any time; provided that any amendment that would adversely affect the rights of Grantee is subject to Grantee’s written consent. Notwithstanding the foregoing, the Company need not obtain Grantee consent if the Company determines that such amendment is necessary to comply with applicable law, the listing requirements of any principal securities exchange or market on which the Company’s Stock is then listed, or to preserve favorable accounting treatment of the Award for the Company.

                IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective as of the Award Date set forth in the Notice.

GRANTEE

Date
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BUCYRUS INTERNATIONAL, INC.

Craig R. Mackus Secretary	Date
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